Westfield Financial, Inc. 8-K

Exhibit 99.1

For further information contact: James C. Hagan, President & CEO Leo R. Sagan, Jr., CFO Meghan Hibner, VP Investor Relations Officer 413-568-1911

WESTFIELD FINANCIAL, INC. REPORTS RESULTS FOR THE QUARTER ENDED JUNE 30, 2015 AND DECLARES QUARTERLY DIVIDEND

Loan growth continues to be strong at 10.7% year-over-year

Westfield, Massachusetts, July 29, 2015: Westfield Financial, Inc. (the “Company”) (NasdaqGS:WFD), the holding company for Westfield Bank (the “Bank”), reported net income of $1.4 million, or $0.08 per diluted share, for the quarter ended June 30, 2015, compared to $1.3 million, or $0.07 per diluted share, for the quarter ended June 30, 2014. For the six months ended June 30, 2015, net income was $2.7 million, or $0.15 per diluted share, compared to $3.0 million, or $0.16 per diluted share, for the same period in 2014.

Selected financial highlights for second quarter 2015 include:

●	Total loans increased $73.3 million, or 10.7%, to $759.4 million at June 30, 2015 compared to $686.1 million at June 30, 2014. This was primarily due to increases in residential loans of $47.3 million, commercial and industrial loans of $23.4 million and commercial real estate loans of $2.1 million. On a sequential-quarter basis, total loans increased $29.0 million, or 4.0%, for the second quarter of 2015. This was due to an increase in residential loans of $19.7 million and commercial and industrial loans of $8.1 million.

●	Securities increased $20.7 million, or 4.2%, to $516.7 million at June 30, 2015, compared to $496.0 million at June 30, 2014. On a sequential-quarter basis, securities were relatively flat at June 30, 2015, compared to $515.2 million at March 31, 2015.

●	Net interest and dividend income increased $78,000 to $7.8 million for the quarter ended June 30, 2015 compared to $7.7 million for the comparable 2014 period. On a sequential-quarter basis, net interest and dividend income increased $189,000 for the quarter ended June 30, 2015, compared to the quarter ended March 31, 2015.

●	The Bank prepaid $10.0 million in Federal Home Loan Bank borrowings with a weighted average rate of 2.77% and incurred a prepayment expense of $278,000 in the second quarter 2015 in order to eliminate a higher-cost liability. Net gains on the sales of securities of $276,000 were used to partially offset the prepayment expense.

●	Noninterest expense increased $334,000 to $6.9 million for the quarter ended June 30, 2015 compared to the second quarter of 2014. On a sequential-quarter basis, noninterest expense increased by $154,000 for the quarter ended June 30, 2015, compared to $6.7 million for the quarter ended March 31, 2015. The efficiency ratio, excluding non-core items, was 76.1% for the second quarter of 2015, compared to 78.1% for the quarter ended March 31, 2015.

President and CEO, James C. Hagan stated, “Over the past twelve months, we have seen significant momentum in our efforts to grow both the loan portfolio and our deposit base. With loans increasing 10.7% year-over-year, we are demonstrating our commitment to growing our core customer franchise. We are also pleased to announce that Christopher Fager, Assistant Vice President Commercial Lending, has recently joined Westfield Bank’s commercial team. Christopher brings over six years of banking experience and is based in our commercial lending office in downtown Springfield, which was established in August 2014.

We continue to see success in Westfield Bank’s recent market expansion into northern Connecticut. Our two Connecticut offices now have over $36.6 million in deposits. The Granby, Connecticut office has been open just over two years and Enfield, Connecticut opened in November 2014. The customer base in the Connecticut market is very receptive to our brand of banking and our objective is to continue to develop loan and deposit relationships.”

Hagan continued, “In addition, we remain committed to utilizing excess capital to improve shareholder value through our repurchase program, shareholder dividends and organic growth.”

Additional Income Statement Discussion

Net interest and dividend income was $15.4 million for both the six months ended June 30, 2015 and 2014. The net interest margin for the six months ended June 30, 2015 decreased 11 basis points to 2.51%, as compared to 2.62% for the same period in 2014. This was a result of a decrease of 7 basis points in the yield on average interest-earning assets along with a 5 basis point increase in the cost of average interest-bearing liabilities.

The net interest margin for the quarter ended June 30, 2015 decreased 11 basis point to 2.50%, as compared to 2.61% for the second quarter of 2014. On a sequential-quarter basis, the net interest margin decreased 2 basis points for the quarter ended June 30, 2015 compared to the quarter ended March 31, 2015.

Non-interest income increased $206,000 to $1.2 million for the quarter ended June 30, 2015, compared to $1.0 million for the same period in 2014. This was primarily due to an increase of $40,000 in debit card interchange fees and a one-time payment pertaining to a vendor contract negotiation, which resulted in a net increase of $130,000.

Non-interest expense was $6.9 million for the quarter ended June 30, 2015, compared to $6.5 million for the same period in 2014. Non-interest expense increased $510,000 to $13.6 million from $13.1 million for the six months ended June 30, 2015, compared to the same period in 2014. Salaries and benefits increased $240,000 and occupancy expense increased $147,000. This was driven by opening of a new branch in November 2014 along with normal increases in these areas. On a sequential quarter basis, other expenses increased $149,000 to $949,000 for June 30, 2015, primarily due to management’s decision to allocate more of the advertising, marketing and sponsorships expense during the second quarter. The efficiency ratio, excluding non-core items, was 77.0% and 75.0% for the six months ended June 30, 2015 and 2014, respectively.

Additional Balance Sheet Discussion

Total deposits increased $79.1 million, or 9.7%, to $897.7 million at June 30, 2015, compared to $818.6 million at June 30, 2014. This was primarily due to increases in term accounts of $61.0 million, money market accounts of $18.2 million and checking accounts of $5.3 million, partially offset by a decrease in savings accounts of $5.3 million. On a consecutive quarter basis, total deposits increased $24.4 million, or 2.7%, to $897.7 million at June 30, 2015, compared to $873.3 million at March 31, 2015. In addition, short-term borrowings and long term debt increased $11.8 million to $307.0 million at June 30, 2015, compared to $295.3 million at March 31, 2015.

Shareholders’ equity was $139.8 million at June 30, 2015 and $140.3 million at March 31, 2015, which represented 10.3% and 10.6% of total assets, respectively. The decrease in shareholders’ equity during the quarter reflects a decrease in accumulated other comprehensive income of $1.0 million, the repurchase of 62,686 shares of common stock for $470,000 (an average price of $7.50 per share) and the payment of a quarterly dividend of $526,000. This was offset by net income of $1.3 million for the quarter ended June 30, 2015.

On March 13, 2015, the Company announced a repurchase program under which it may repurchase up to 1,970,000 shares, or 10% of its outstanding common stock. At June 30, 2015, there were 711,733 shares remaining under this repurchase program.

Credit Quality

The allowance for loan losses was $8.3 million at June 30, 2015 and $8.0 million at March 31, 2015 and June 30, 2014, representing 1.09%, 1.10% and 1.17% of total loans, respectively. This represents 103.5%, 96.3% and 248.6% of nonperforming loans at June 30, 2015, March 31, 2015 and June 30, 2014, respectively.

An analysis of the changes in the allowance for loan losses is as follows:

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
	(In thousands)

Balance, beginning of period	$8,035	$7,948	$7,567
Provision	350	300	450
Charge-offs	(101)	(225)	(13)
Recoveries	11	12	13
Balance, end of period	$8,295	$8,035	$8,017

Nonperforming loans were $8.0 million and $8.3 million, representing 1.06% and 1.14% of total loans at June 30, 2015 and March 31, 2015, respectively. Loans delinquent 30 – 89 days decreased $229,000 to $1.7 million at June 30, 2015 from $2.0 million at March 31, 2015. There are no loans 90 or more days past due and still accruing interest.

Declaration of Quarterly Dividend

The Board of Directors approved the declaration of a quarterly cash dividend of $0.03 per share. The dividend is payable on August 26, 2015 to all shareholders of record on August 12, 2015.

About Westfield Financial, Inc.

Westfield Financial, Inc. is a Massachusetts-chartered stock holding company and the parent company of Westfield Bank, Elm Street Securities Corporation, WFD Securities, Inc. and WB Real Estate Holdings, LLC. Westfield Financial and its subsidiaries are headquartered in Westfield, Massachusetts and operate through 13 banking offices located in Agawam, East Longmeadow, Feeding Hills, Holyoke, Southwick, Springfield, West Springfield and Westfield, Massachusetts, and Granby and Enfield, Connecticut.  To learn more, visit our website at www.westfieldbank.com.

Forward-Looking Statements

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements contained in this press release, which speak only as of the date made. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. The Company and the Bank do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Income and Other Data

(Dollars in thousands, except share and per share data)

(Unaudited)

	Three Months Ended					Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,
	2015	2015	2014	2014	2014	2015	2014
INTEREST AND DIVIDEND INCOME:
Loans	$7,371	$7,229	$7,331	$7,135	$6,821	$14,601	$13,378
Securities	3,049	2,885	3,079	3,147	3,256	5,935	6,662
Other investments - at cost	69	68	59	59	63	137	128
Federal funds sold, interest-bearing deposits and other short-term investments	5	6	2	2	3	11	9
Total interest and dividend income	10,494	10,188	10,471	10,343	10,143	20,684	20,177

INTEREST EXPENSE:
Deposits	1,380	1,341	1,300	1,298	1,288	2,721	2,580
Long-term debt	1,092	1,070	1,119	1,125	1,071	2,162	2,081
Short-term borrowings	243	187	174	86	83	431	160
Total interest expense	2,715	2,598	2,593	2,509	2,442	5,314	4,821

Net interest and dividend income	7,779	7,590	7,878	7,834	7,701	15,370	15,356

PROVISION FOR LOAN LOSSES	350	300	275	750	450	650	550

Net interest and dividend income after provision for loan losses	7,429	7,290	7,603	7,084	7,251	14,720	14,806

NONINTEREST INCOME:
Service charges and fees	840	638	659	655	632	1,477	1,303
Income from bank-owned life insurance	407	367	374	384	386	774	765
Loss on prepayment of borrowings	(278)	(593)	—	—	—	(871)	—
Gain on sales of securities, net	276	817	44	226	21	1,093	50
Total noninterest income	1,245	1,229	1,077	1,265	1,039	2,473	2,118

NONINTEREST EXPENSE:
Salaries and employees benefits	3,863	3,821	3,643	3,623	3,665	7,684	7,444
Occupancy	818	840	821	743	751	1,659	1,512
Data processing	559	585	616	600	610	1,143	1,125
Professional fees	488	472	447	495	483	959	994
FDIC insurance	188	193	205	166	177	381	342
Other	949	800	764	721	845	1,750	1,649
Total noninterest expense	6,865	6,711	6,496	6,348	6,531	13,576	13,066

INCOME BEFORE INCOME TAXES	1,809	1,808	2,184	2,001	1,759	3,617	3,858

INCOME TAX PROVISION	445	470	523	491	417	915	868
NET INCOME	$1,364	$1,338	$1,661	$1,510	$1,342	$2,702	$2,990

Basic earnings per share	$0.08	$0.08	$0.09	$0.08	$0.07	$0.15	$0.16
Weighted average shares outstanding	17,519,562	17,684,498	17,718,143	17,910,223	18,308,828	17,601,575	18,559,419
Diluted earnings per share	$0.08	$0.08	$0.09	$0.08	$0.07	$0.15	$0.16
Weighted average diluted shares outstanding	17,519,562	17,684,498	17,718,143	17,910,223	18,308,828	17,601,575	18,559,419

Other Data:
Return on average assets (1)	0.41%	0.41%	0.50%	0.46%	0.42%	0.41%	0.47%
Return on average equity (1)	3.89%	3.82%	4.57%	4.12%	3.64%	3.86%	4.01%
Efficiency ratio (2)	76.06%	78.08%	72.90%	71.54%	74.91%	77.04%	74.99%
Net interest margin	2.50%	2.52%	2.56%	2.58%	2.61%	2.51%	2.62%

(1) Three month results have been annualized.
(2) The efficiency ratio represents the ratio of operating expenses divided by the sum of net interest and dividend income and noninterest income, excluding gain and loss on sale of securities, gain on bank-owned life insurance death benefit and loss on prepayment of borrowings.

WESTFIELD FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets and Other Data

(Dollars in thousands, except per share data)

(Unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2015	2015	2014	2014	2014
Cash and cash equivalents	$13,694	$12,719	$18,785	$14,429	$39,362
Securities available for sale, at fair value	245,004	233,591	215,750	212,460	192,754
Securities held to maturity, at cost	256,303	266,718	278,080	283,684	288,199
Federal Home Loan Bank of Boston and other restricted stock - at cost	15,372	14,934	14,934	14,720	15,056

Loans	759,382	730,354	724,686	719,555	686,068
Allowance for loan losses	8,295	8,035	7,948	7,695	8,017
Net loans	751,087	722,319	716,738	711,860	678,051

Bank-owned life insurance	49,477	49,070	48,703	48,329	47,945
Other assets	30,749	29,660	27,106	25,699	24,951
TOTAL ASSETS	$1,361,686	$1,329,011	$1,320,096	$1,311,181	$1,286,318

Total deposits	$897,714	$873,303	$834,218	$828,785	$818,590
Short-term borrowings	111,251	82,625	93,997	78,685	59,751
Long-term debt	195,772	212,637	232,479	246,804	248,760
Securities pending settlement	—	—	—	137	67
Other liabilities	17,124	20,156	16,859	12,464	12,185
TOTAL LIABILITIES	1,221,861	1,188,721	1,177,553	1,166,875	1,139,353

TOTAL SHAREHOLDERS' EQUITY	139,825	140,290	142,543	144,306	146,965

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,361,686	$1,329,011	$1,320,096	$1,311,181	$1,286,318

Book value per share	$7.56	$7.56	$7.61	$7.67	$7.67

Other Data:
30- 89 day delinquent loans	$1,744	$1,973	$3,821	$4,254	$5,539
Nonperforming loans	8,013	8,340	8,830	8,867	3,225
Nonperforming loans as a percentage of total loans	1.06%	1.14%	1.22%	1.23%	0.47%
Nonperforming assets as a percentage of total assets	0.59%	0.63%	0.67%	0.68%	0.25%
Allowance for loan losses as a percentage of nonperforming loans	103.52%	96.34%	90.01%	86.78%	248.59%
Allowance for loan losses as a percentage of total loans	1.09%	1.10%	1.10%	1.07%	1.17%

The following tables set forth the information relating to our average balances and net interest income for the three months ended June 30, 2015, March 31, 2015, and June 30, 2014, and the six months ended June 30, 2015 and 2014, and reflect the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.

	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
	Average		Avg Yield/	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$742,475	$7,401	3.99%	$727,447	$7,260	3.99%	$665,024	$6,857	4.12%
Securities(2)	498,093	3,135	2.52	481,919	2,975	2.47	501,132	3,357	2.68
Other investments - at cost	16,460	69	1.68	16,234	68	1.68	16,546	63	1.52
Short-term investments(3)	11,231	5	0.18	15,744	6	0.15	19,912	3	0.06
Total interest-earning assets	1,268,259	10,610	3.35	1,241,344	10,309	3.32	1,202,614	10,280	3.42
Total noninterest-earning assets	80,303			78,084			72,051
Total assets	$1,348,562			$1,319,428			$1,274,665

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing accounts	$35,954	20	0.22	$38,079	21	0.22	$41,797	26	0.25
Savings accounts	75,669	20	0.11	75,725	19	0.10	81,144	21	0.10
Money market accounts	236,322	208	0.35	233,418	220	0.38	213,227	208	0.39
Time certificates of deposit	390,616	1,132	1.16	368,463	1,081	1.17	341,041	1,033	1.21
Total interest-bearing deposits	738,561	1,380		715,685	1,341		677,209	1,288
Short-term borrowings and long-term debt	307,892	1,335	1.73	308,379	1,257	1.63	308,757	1,154	1.50
Interest-bearing liabilities	1,046,453	2,715	1.04	1,024,064	2,598	1.01	985,966	2,442	0.99
Noninterest-bearing deposits	143,323			134,902			130,033
Other noninterest-bearing liabilities	18,302			18,473			10,679
Total noninterest-bearing liabilities	161,625			153,375			140,712

Total liabilities	1,208,078			1,177,439			1,126,678
Total equity	140,484			141,990			147,987
Total liabilities and equity	$1,348,562			$1,319,429			$1,274,665
Less: Tax-equivalent adjustment(2)		(116)			(121)			(137)
Net interest and dividend income		$7,779			$7,590			$7,701
Net interest rate spread(4)			2.31%			2.31%			2.43%
Net interest margin(5)			2.50%			2.52%			2.61%
Ratio of average interest-earning assets to average interest-bearing liabilities			121.20			121.22			121.97

	Six Months Ended June 30,
	2015			2014
	Average		Avg Yield/	Average		Avg Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
	(Dollars in thousands)
ASSETS:
Interest-earning assets
Loans(1)(2)	$735,003	$14,662	3.99%	$653,007	$13,452	4.12%
Securities(2)	490,051	6,109	2.49	515,509	6,861	2.66
Other investments - at cost	16,347	138	1.69	17,035	128	1.50
Short-term investments(3)	13,475	11	0.16	16,483	9	0.11
Total interest-earning assets	1,254,876	20,920	3.33	1,202,034	20,450	3.40
Total noninterest-earning assets	79,197			72,520

Total assets	$1,334,073			$1,274,554

LIABILITIES AND EQUITY:
Interest-bearing liabilities
Interest-bearing checking	$37,011	41	0.22	$42,342	55	0.26
Savings accounts	75,697	39	0.10	80,805	41	0.10
Money market accounts	234,878	429	0.37	212,062	401	0.38
Time certificates of deposit	379,600	2,212	1.17	340,736	2,083	1.22
Total interest-bearing deposits	727,186	2,721		675,945	2,580
Short-term borrowings and long-term debt	308,134	2,593	1.68	308,700	2,241	1.45
Interest-bearing liabilities	1,035,320	5,314	1.03	984,645	4,821	0.98
Noninterest-bearing deposits	139,136			129,730
Other noninterest-bearing liabilities	18,384			9,883
Total noninterest-bearing liabilities	157,520			139,613

Total liabilities	1,192,840			1,124,258
Total equity	141,233			150,296
Total liabilities and equity	$1,334,073			$1,274,554
Less: Tax-equivalent adjustment(2)		(236)			(273)
Net interest and dividend income		$15,370			$15,356
Net interest rate spread(4)			2.30%			2.42%
Net interest margin(5)			2.51%			2.62%

Ratio of average interest-earning assets to average interest-bearing liabilities			121.21			122.08

(1)	Loans, including non-accrual loans, are net of deferred loan origination costs and unadvanced funds.
(2)	Securities, loan income and net interest income are presented on a tax-equivalent basis using a tax rate of 34%. The tax-equivalent adjustment is deducted from tax-equivalent net interest and dividend income to agree to the amount reported on the statements of income.
(3)	Short-term investments include federal funds sold.
(4)	Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(5)	Net interest margin represents tax-equivalent net interest and dividend income as a percentage of average interest-earning assets.